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PROXY
                                       THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                                     DURA AUTOMOTIVE SYSTEMS, INC.

                                                    SPECIAL MEETING OF STOCKHOLDERS

                                                            March 23, 1999

     The undersigned stockholder of Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), hereby appoints S.A.
     Johnson, Karl F. Storrie and Robert R. Hibbs, or any of them, each with full power of substitution, as proxies or proxy of the undersigned, to vote all the shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and
     Class B Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on March 23, 1999 at 9:00 a.m., local time, at
     Dura's operating headquarters, 2791 Research Drive, Rochester Hills, Michigan, and at any adjournment or postponement thereof, upon the proposals set forth on the reverse side and as described in the Joint Proxy Statement/Prospectus dated
     February 17, 1999, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
     DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

            This signed Proxy revokes all proxies previously given by the undersigned to vote at the Special Meeting of
     Stockholders or any adjournment for postponement thereof. The undersigned hereby acknowledges receipt of the Notice of
     Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus relating to the Special Meeting of Stockholders.

                                    IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                                                       (CONTINUED ON REVERSE SIDE)


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     -------   PLEASE MARK
               YOUR VOTES AS
        X      INDICATED IN
     -------   THIS EXAMPLE


                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS

     1.   Proposal to approve the issuance of shares of the Company's Class A Common Stock pursuant to an    FOR   AGAINST  ABSTAIN
          Agreement and Plan of Merger, dated as of January 19, 1999, by and among the Company, Excel
          Industries, Inc. ("Excel") and Windows Acquisition Corporation under which Excel will become a     /   /   /   /   /   /
          wholly owned subsidiary of the Company.

                                                                                                             FOR   AGAINST  ABSTAIN
     2.   Proposal to approve and adopt the 1998 Dura Automotive Systems, Inc. 1998 Stock Incentive Plan
                                                                                                             /   /   /   /   /   /



     Signature(s)                                                                             Date:                         , 1999
                 ----------------------------------------------------------------------------      ------------------------
     Note: This Proxy should be dated, signed by the stockholder(s) exactly as the name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Joint owners should each sign. Trustees, executors and others signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.
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